UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 14, 2005

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acceleration of Vesting of Stock Options

On December 14, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Global Power Equipment Group Inc. (“GEG”) approved accelerating the vesting of all out-of-the-money, unvested stock options, effective immediately, including options held by the executive officers and directors named in GEG’s proxy statement dated April 29, 2005. The accelerated stock options were granted pursuant to the Global Power Equipment Group Inc. 2004 Stock Incentive Plan (the “2004 Plan”) and the Global Power Equipment Group Inc. 2001 Stock Option Plan (collectively, the “Plans”), under which employees, officers, directors and consultants are eligible to receive awards. As a result, options to purchase 1,212,900 shares of GEG common stock became exercisable immediately. None of these options had economic value as of December 14, 2005, based on the closing price of $4.42 on that date.

In order to prevent unintended personal benefits, shares of GEG’s common stock received upon exercise of an accelerated option remain subject to the original vesting period with respect to transferability of such shares and, consequently, may not be sold or otherwise transferred prior to the expiration of such original vesting period.

The table below summarizes the outstanding options subject to accelerated vesting.

Summary of Options Subject to Acceleration
Named Executive Officer, Director or Group	Per Share Exercise Price	Accelerated Shares
Al Brousseau	$9.76	60,000
Gene Schockemoehl	$4.87 to $9.76	92,000
James Wilson	$4.87 to $9.76	90,500
Monte Ness	$4.87 to $9.76	80,000
John Matheson	$4.87 to $9.76	73,500
Adrian W. Doherty Jr.	$4.87 to $9.76	35,750
Michael L. Greenwood	$0	0
Jerry E. Ryan	$4.87 to $9.76	35,750
Ira Kleinman	$0	0
Bengt Sohlén	$4.87 to $9.76	35,750
Larry Edwards	$9.76	75,000
Stephen Eisenstein	$0	0
All Other Executive Officers	$6.86 to $9.76	74,500
All Other Non-officer Employees	$4.76 to $9.76	560,150

Total (1)	$4.76 to $9.76	1,212,900

(1)	The accelerated options represent approximately 54% of GEG’s currently outstanding stock options.

The decision to accelerate the vesting of the underwater stock options was made primarily to avoid recognizing the related compensation cost in future financial statements upon the adoption of SFAS No. 123(R), which GEG will adopt on January 1, 2006. GEG expects the accelerated vesting of the stock options to reduce its pre-tax stock option compensation expense in 2006 and 2007 by approximately $791,000 and $142,000, respectively. In addition, because these options have exercise prices in excess of current market values, they are not fully achieving their original objectives of incentive compensation and employee retention, and acceleration may have a beneficial effect on employee morale and retention.

Amendments to the 2004 Plan

On December 15, 2005, the Board of Directors approved amendments to the 2004 Plan (the “Plan Amendments”), that were recommended by the Committee. The Plan Amendments will allow GEG to award:

•	stock appreciation rights settled in stock (each such right, an “SAR”), pursuant to the 2004 Plan, in addition to stock options, which are already authorized under the 2004 Plan; and

•	restricted stock units (each such unit, an “RSU”). Since its adoption in 2004, the 2004 Plan has permitted GEG to award restricted stock, an award of shares of common stock that are issued subject to specified restrictions on transfer, forfeiture and/or such other restrictions on incidents of ownership determined by the Committee. Unless otherwise specified by the Committee, shares of restricted stock may be voted by the recipient. A grant of RSUs under the 2004 Plan would be valued in terms of GEG’s common stock, but GEG common stock would not be issued at the time of the grant. After the recipient of an RSU satisfies the vesting requirement of the grant, GEG will distribute shares of GEG common stock in accordance with the Restricted Stock Unit Deferred Compensation Plan discussed below. Until delivery of shares of GEG stock occurs, the grantee is not entitled to any stockholder rights with respect to the RSUs.

In addition, the Committee approved forms of agreement pursuant to which the SARs and RSUs may be awarded, and a form of resale restriction agreement. The form of Award Agreement for stock-settled SARs granted to employees, the form of Award Agreement for stock-settled SARs granted to non-employee directors, the form of Award Agreement for RSUs and the form of resale restriction agreement are filed as exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.

Restricted Stock Unit Deferred Compensation Plan

On December 15, 2005, in conjunction with the Plan Amendments and upon the recommendation of the Committee, the Board of Directors adopted the Global Power Equipment Group Inc. Restricted Stock Unit Deferred Compensation Plan (the “Deferred Plan”). Under the Deferred Plan, shares of GEG common stock underlying vested RSUs will not be issued and delivered to employees and directors until the earliest to occur of the following events: (i) the third anniversary of the date of the RSU award, (ii) within 30 days after the participant’s termination of service as an employee or director for any reason (including disability) or (iii) within 30 days after a “Change in Control” (as defined in the Deferred Plan).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

10.1	Form of Stock-Settled SAR Award Agreement (for employees).
10.2	Form of Stock-Settled SAR Award Agreement (for non-employee directors).
10.3	Form of RSU Award Agreement.
10.4	Form of Resale Restriction Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: December 15, 2005	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Stock-Settled SAR Award Agreement (for employees).

10.2	Form of Stock-Settled SAR Award Agreement (for non-employee directors).

10.3	Form of RSU Award Agreement.

10.4	Form of Resale Restriction Agreement.